Exhibit 99.1

Range Resources 8-K filed on June 10, 2014

Just a note of clarification on the 8-K filed today.

Under new accounting disclosure requirements, pro forma financial statements are required upon certain asset dispositions. The 8-K filing today was a supplemental disclosure in response to the new disclosure requirements. The pro forma disclosure only reflects the disposition of the Conger assets but does not include the operating results from the corresponding Nora assets received in this exchange.

Rodney Waller, Senior Vice President

rwaller@rangeresources.com

817-869-4258

David Amend, Investor Relations Manager

damend@rangeresources.com

817-869-4266

Laith Sando, Research Manager

lsando@rangeresources.com

817-869-4267

Michael Freeman, Financial Analyst

mfreeman@rangeresources.com

817-869-4264